UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 Date of Report

(Date of earliest event reported): April 3, 2018

CARDIFF LEXINGTON CORPORATION

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Blvd. Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	re-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Cardiff International, Inc., unless the context requires otherwise.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Increase in the Authorized shares of Common Stock: On April 3, 2017, the Board of Directors of Cardiff International, Inc., a Florida corporation (the “Corporation”) authorized One Billion (1,000,000,000) shares of Common Stock, par value of $0.001. This increase was authorized for, a) upcoming acquisitions; b) increased growth; c) acquisition employees incentive program and d) subsidiarity management incentives. In the event shares are issued, they will be issued as “restricted shares”.

Item 8.01 – Other events

The Board of Directors have entered into a contract with Equisolve, Inc. to build and maintain an effective and friendly online presence.  It was determined that social media will be handled by internal management. Equisolve will maintain all changes on the new www.cardifflexington.com site they completed in early March of this year. The social media platforms and website are directed to all Cardiff Lexington shareholders and investment community.  Cardiff’s social media strategy is to keep the public and investment community involved by building online communities with regular updates that deliver engaging content.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff Lexington Corporation

By:     /s/ Daniel Thompson

           Daniel Thompson

Title:   Chairman

Dated: April 3, 2018